Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report of PLM Equipment Growth & Income Fund VII (the “Partnership”), on Form 10-QSB for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President of the General Partner and of the Partnership, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)    the Report of the Partnership filed today fully complies with the requirements of Section 13(a) and 15 (d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ James A. Coyne
James A. Coyne
President of PLM Financial Services, Inc.
August 13, 2004